Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-04290, 333-136693, 333-52907, 333-83007, 333-55470, 333-65502, 333-95965, 333-96965 and 333-96969) of Tollgrade Communications, Inc. of our report dated March 13, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 13, 2009